EXHIBIT 10.2
FIRST AMENDMENT TO
CASTLEWOOD HOLDINGS LIMITED
2006 EQUITY INCENTIVE PLAN
     WHEREAS, Castlewood Holdings Limited established the Castlewood Holdings Limited 2006 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the name of Castlewood Holdings Limited has been changed to Enstar Group Limited; and
     WHEREAS, it is desired to amend the Plan to reflect the change in name of the Company and to change the name of the Plan accordingly.
     NOW, THEREFORE, the Plan is hereby amended, effective March 30, 2007, as follows:
     1. Section 2(j) is hereby amended to read as follows:
     (j) “COMPANY” shall mean Enstar Group Limited, a Bermuda corporation.
     2. Section 2(y) is hereby amended to read as follows:
     (y) “PLAN” shall mean the Enstar Group Limited 2006 Equity Incentive Plan as set forth herein and as amended from time to time.
     3. Enstar Group Limited is hereby substituted for Castlewood Holdings Limited in each other place it appears in the Plan.